UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ELDORADO GOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	Not Applicable
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1188 – 550 Burrard Street
Vancouver, British Columbia, Canada	V6C 2B5
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: ____	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Eldorado Gold Corporation (the “Registrant”) in connection with the registration of the Registrant’s shares of common stock (the “Common Shares”), under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing of the Common Shares on the New York Stock Exchange. The Registrant’s Common Shares were previously registered under Section 12(b) of the Exchange Act for listing on the American Stock Exchange pursuant to Registrant’s Form 8-A, filed with the Securities and Exchange Commission on January 10, 2003 (No. 001-31552).

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Shares, with no par value, of the Registrant contained in the Registrant’s Registration Statement on Form 8-A (No. 001-31552), filed with the Securities and Exchange Commission on January 10, 2003 under the heading “Description of Registrant’s Securities to be Registered” on page 2 of the Registration Statement is hereby incorporated by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description
1*	Restated Certificate of Incorporation dated June 5, 2009 (previously furnished as Exhibit 99.1 to the Registrant’s Report of Foreign Issuer on Form 6-K filed with the Commission on July 10, 2009)
2*	Bylaws (previously furnished as Exhibit 99.2 to the Registrant’s Report of Foreign Issuer on Form 6-K filed with the Commission on July 10, 2009)

* Previously filed

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ELDORADO GOLD CORPORATION

By: /s/ Dawn Moss

Name: Dawn Moss

Title: Corporate Secretary

Dated: October 20, 2009